FOR IMMEDIATE RELEASE	Exhibit 99.1

For Information: Geoff Mordock
Telephone: (213) 489-8271
Kaiser Aluminum Plan of Reorganization
Confirmed by U.S. Bankruptcy Court
FOOTHILL RANCH, Calif. — February 6, 2006 — Kaiser Aluminum today announced that the U.S. Bankruptcy Court for the District of Delaware has confirmed the company’s second amended Plan of Reorganization (POR). The confirmation order must now be affirmed by the United States District Court before the company can emerge, and is also subject to appeal.
“We are very pleased by the ruling and it means that the finish line is within sight,” said Jack Hockema, president and chief executive officer, Kaiser Aluminum. “We are hopeful that we can proceed quickly through the steps necessary for us to emerge before the end of the first quarter of 2006.”
Added Hockema, “We will continue our present course as a globally competitive company with world class products and service, well positioned to best serve the needs of our customers. We also plan to emerge with a strong balance sheet that will provide financial strength to support the ability to grow in our key transportation and industrial markets.”
In addition to U.S. District Court affirmation of the confirmation order, there are other conditions that must be satisfied before the company can emerge. These conditions and other information about the POR are included in the POR and disclosure statement, which the company has posted in the “Restructuring” section of its web site at www.kaiseraluminum.com.
The company’s restructuring would resolve prepetition claims that are currently subject to compromise including retiree medical, pension, asbestos, and other tort, bond, and note claims.
The POR would result in the cancellation of the equity interests of current stockholders and the distribution of equity in the emerging company to creditors or creditor representatives. The majority of the new equity would be distributed to two voluntary employee benefit associations that were created in 2004 to provide medical benefits or funds to defray the cost of medical benefits for salaried and hourly retirees. Retiree medical plans existing at that time were cancelled.
All personal injury claims relating to both prepetition and future claims for asbestos, silica and coal tar pitch volatiles, and existing claims regarding noise-induced hearing loss, would be permanently resolved by the formation of certain trusts funded primarily by the company’s rights to proceeds from certain of its insurance policies and the establishment of channeling injunctions that would permanently channel these liabilities away from the company and into the trusts.
More information is provided in the company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2005.
Kaiser Aluminum (OTCBB: KLUCQ) is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, automotive, and custom industrial applications.
F-1036
Company press releases may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the future economic performance and financial condition of Kaiser, the status and progress of the company’s reorganization, the plans and objectives of the company’s management and the company’s assumptions regarding such performance and plans. Kaiser cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. Actual events could differ materially from those reflected in the forward-looking statements contained in this press release as a result of various factors, including but not limited to those relating to: obtaining affirmation of confirmation by the U.S. District Court, satisfying the various conditions to effectiveness of the POR and thereafter consummating the Plan; competition in the industry in which Kaiser operates; the loss of Kaiser’s customers or changes in the business or financial condition of such customers; conditions in the markets in which Kaiser operates; economic, regulatory and political factors in the foreign countries in which Kaiser operates, services customers or purchases raw materials; unplanned business interruptions; increases in the cost of raw materials Kaiser uses; rising energy costs; Kaiser’s hedging program; expiration of the power agreement of Anglesey; Kaiser’s loss of key personnel or inability to attract such personnel; employee relations; pending asbestos-related legislation; Kaiser’s compliance with health and safety, environmental and other legal regimes; environmental and other legal proceedings or investigations affecting Kaiser; Kaiser’s ability to implement new technology initiatives; Kaiser’s ability to protect proprietary rights to technology; and other risks described in the Disclosure Statement, a copy of which is posted on the company’s website. No assurance can be given that the U.S. District Court will affirm the confirmation of the POR as required, that the various conditions to effectiveness of the POR will be satisfied or waived or that the transactions contemplated by the POR will ultimately be consummated.